EX-99.1.g
CERTIFICATE
The undersigned hereby certifies that he Is the Secretary of Invesco Insured Municipal Income Trust an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts and that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on March 16, 2011 as provided in Section 8.3 of the Declaration of Trust said Amendment to take effect on April 1. 2011. and does hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.
Dated this 31st day of March 2011

/s/ John M. Zerr
Name:	John M. Zerr
Secretary

EX-99.1.g
AMENDMENT
Dated March 16,2011
To be Effective April 1, 2011
TO
INVESCO INSURED MUNICIPAL INCOME TRUST
DECLARATION OF TRUST
DATED
March 12, 1992

EX-99.1.g
Dated March 16, 2011
To be Effective April 1, 2011
AMENDMENT TO DECLARATION OF TRUST OF
INVESCO INSURED MUNICIPAL INCOME TRUST
          WHEREAS Invesco Insured Municipal Income Trust (the “Trust”) was established by the Declaration of Trust dated March 12, 1992, as amended from time to time (the “Declaration”) under the laws of the Commonwealth of Massachusetts;
          WHEREAS Section 8.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose that does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and
          WHEREAS the Trustees of the Trust have deemed it advisable to decrease the maximum number of Trustees provided for under the Declaration.
          NOW THEREFORE
          1. Section 2.1 of Article II of the Declaration is hereby amended so that such Section shall read in its entirety as follows
Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees provided however that the number of Trustees shall in no event be less than three nor more than sixteen except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees as provided in Section 6.1 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article 11 at the time of decrease.
          2. All capitalized terms are used herein as defined in the Declaration unless otherwise defined herein,- All references in the Declaration to “this Declaration” shall mean the Declaration as amended by this Amendment.
          3. The Trustees of the Trust hereby reaffirm the Declaration as amended in all respects,
          4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.
          5. This amendment may be executed in more than one counterpart each of which shall be deemed an original, but all of which together shall constitute one and the same document.

EX-99.1.g
          IN WITNESS WHEREOF the undersigned Trustees of the Trust have executed this instrument this 16th day of March 2011.

By:	/s/ David C. Arch	By:	/s/ Martin L. Flanagan

	David C. Arch		Martin L. Flanagan
	Trustee		Trustee

By:	/s/ Bob R. Baker	By:	/s/ Carl Frischling

	Bob R. Baker		Carl Frischling
	Trustee		Trustee

By:	/s/ Frank S. Bayley	By:	/s/ Prema Mathai-Davis

	Frank S. Bayley		Prema Mathai-Davis
	Trustee		Trustee

By:	/s/ James T. Bunch	By:	/s/ Larry Soll

	James T. Bunch		Larry Soll
	Trustee		Trustee

By:	/s/ Bruce L. Crockett	By:	/s/ Hugo F. Sonnenschein

	Bruce L. Crockett		Hugo F. Sonnenschein
	Trustee		Trustee

By:	/s/ Rodney F. Dammeyer	By:	/s/ Raymond Stickel, Jr.

	Rodney F. Dammeyer		Raymond Stickel, Jr.
	Trustee		Trustee

By:	/s/ Albert R. Dowden	By:	/s/ Philip A. Taylor

	Albert R. Dowden		Philip A. Taylor
	Trustee		Trustee

By:	/s/ Jack M. Fields	By:	/s/ Wayne W. Whalen

	Jack M. Fields		Wayne W. Whalen
	Trustee		Trustee